                                   EXHIBIT 5.1

          [Letterhead of Squadron, Ellenoff, Plesent & Sheinfeld, LLP]




                                                     February 6, 1998















Biofield Corp.
1225 Northmeadow Parkway
Suite 120
Roswell, Georgia 30076


                                 Biofield Corp.
                       Registration Statement on Form S-3
                           Registration No. 333-43701

Ladies and Gentlemen:

           In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by Biofield Corp., a Delaware corporation (the "Company"), to furnish our opinion as to the legality of the 2,968,143 issued shares (the "Issued Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"), the 67,937 shares of Common Stock issuable upon exercise of certain warrants (the "Warrant Shares"), and the 61,275 shares of Common Stock issuable upon the exercise of certain options (the "Option Shares"), registered thereunder.

           In connection with the furnishing of this opinion, we have reviewed the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and By-laws, and records of certain of the Company's corporate proceedings. We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below. In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, photocopied, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents. We have also assumed that the Warrant Shares will be issued and paid for in accordance with the terms of the warrants providing therefor (the "Warrants"), and that the Option Shares will be issued and paid for in accordance with the Stock Purchase Option providing therefor (the "Option").

           Based on the foregoing, and subject to the assumptions, exceptions and qualifications as set forth herein, we are of the opinion that (i) the Issued Shares are duly authorized, validly issued, fully paid and nonassessable;
(ii) the Warrant Shares are duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable; and (iii) the Option Shares are duly authorized and, when issued upon exercise of the Option in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

           Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

           We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby agree that we come within the category of persons whose consent is required by the Act or the Rules.


                                         Very truly yours,


                              /s/ Squadron, Ellenoff, Plesent & Sheinfeld, LLP